SALEEN


SALEEN

Dear <<First Name>>,

Steve Saleen here. I want to thank you for being a part of the Saleen community. Whether you are an owner, a future owner, or an enthusiast, you are what makes Saleen so great.

Saleen is about to undergo the biggest transformation in our nearly 40-year history, and I invite you to participate in it.

You know about our Signature Line – high-performance vehicles we build from the chassis of Mustangs, F150 trucks, and our upcoming Bronco. You may also know about our Original Line - which includes the S7 supercar, and the upcoming Saleen S1. Saleen is in the midst of transitioning to a new era of high-performance vehicles to compete amongst the world's best. We continue to evolve our Signature line to be best in class, as well as introducing our new Saleen Bronco. At the same time, we are also building the next generation of supercars and sport cars, which will also encompass electrification.

As we move into this next phase, we are raising capital. And that is where you come in. We will soon be raising money under Regulation A of the Securities Act to expedite our backlog built up during the COVID era. And we'll re-start the certification of the Saleen S1, plus the development and production of the all-electric Saleen S5 supercar...and this is just the beginning! We are anticipating a successful first round of financing that will enable us to introduce our new products. This will then allow the company to be in better position for future rounds of financing But first, I want to invite the people responsible for the success of the Saleen brand to join us for this new, exciting opportunity.

You can sign up to be the very first to access this investment opportunity at https://invest.saleen.com. You can read our offering circular as filed with the SEC here. Please note that the SEC has not yet qualified our offering and we are not accepting funds at this time.

I hope you'll sign up to be one of the very first to learn more about this exciting opportunity.. I would love to have you directly involved at the beginning of this next phase of the Saleen story.

Sincerely,





Steve Saleen
Founder | CEO
Saleen Automotive

Sign Up

Read our preliminary offering circular

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED,
AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.
AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT MAY BE FOUND HERE.

SALEEN



Dear <<First Name>>,

Steve Saleen here. You may have missed my prior email. But if you've been following us on social media, you know that big things are happening at Saleen.

We are about to undergo the biggest transformation in our nearly 40-year history, and I want our owners, future owners, and biggest fans to have the first chance to participate.

You know about our Signature Line – high-performance vehicles we build from the chassis of Mustangs, F150 trucks, and our upcoming Bronco. You may also know about our Original Line - which includes the S7 supercar, and the upcoming Saleen S1. Saleen is in the midst of transitioning to a new era of high-performance vehicles to compete amongst the world's best. We continue to evolve our Signature line to be best in class, as well as introducing our new Saleen Bronco. At the same time, we are also building the next generation of supercars and sport cars, which will also encompass electrification.

Since our first Saleen Mustang in 1984, we have looked to the future while having respect for our heritage. That will never change.

Saleen is raising capital to fund our transformation. And that is where you come in. We will soon be raising money under Regulation A of the Securities Act to expedite our backlog built up during the COVID era. And we'll re-start the certification of the Saleen S1, plus the development and production of the all-electric Saleen S5 supercar...and this is just the beginning! We are anticipating a successful first round of financing that will enable us to

introduce our new products. This will then allow the company to be in a better position for future rounds of financing

We had an incredible response to our first email so I want to ensure that you have a chance to be among the first people to access this investment opportunity.

You can sign up at https://invest.saleen.com. You can read our offering circular as filed with the SEC here. Please note that the SEC has not yet qualified our offering and we are not accepting funds at this time.

There is no obligation to invest, we just want to ensure that our biggest fans know on the first day that our deal goes live.

I hope you'll sign up to be one of the very first to learn more about this exciting opportunity.. I would love to have you directly involved at the beginning of this next phase of the Saleen story.

Sincerely,





Steve Saleen
Founder | CEO
Saleen Automotive

Sign up for first access

Read our preliminary offering circular

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT MAY BE FOUND HERE.



Dear <<First Name>>,

Hi, Steve Saleen here. Since we sold our first Saleen Mustang almost 40 years ago, Saleen has seen a lot. We have endured high gas prices, regulatory changes, the Great Recession, and more. COVID and the related supply chain difficulties have been challenges for us as well.

But all along the way, we have continued to make innovations and the vehicles that you have come to love. This time is no different, and I'd like to invite you to join me for our next big move.

We are expanding Saleen to create the next generation of supercars that will be amongst the world's best. At the same time, we will still continue to be the industry leader in making Signature Saleen Mustangs, F-150 trucks, the upcoming Saleen Bronco, and more.

To help fuel this expansion, we are raising capital. And I want you, as one of our biggest fans and strongest supporters, to have the first chance to join all of us at Saleen as an owner of the company.

Our offering will be opening soon to the public and I expect the response to be tremendous. Our team has created a site where long-time Saleen supporters can sign up to be notified the minute the offering is available.

You can sign up at invest.saleen.com. Please note that the SEC has not yet qualified our offering and we are not accepting funds at this time. Also, there is no obligation to invest by signing up – we just want to make sure you get the first look at our funding round when it does go live.

Sincerely,



Steve Saleen
Founder | CEO
Saleen Automotive

Sign up for first access

Read our preliminary offering circular

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED,
AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.
AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT MAY BE FOUND HERE.


SALEEN
BRONCO
SALEEN
OLYMPIA
BEER
1
"It's the Water"

Dear <<First Name>>,

2022 Is the Year of Saleen! With the coronavirus waning and the computer chip shortage easing, Saleen is gearing up for a productive year! We teased our Bronco in the summer of 2020, but the pandemic and supply chain issues beyond our control delayed it. The eagerly awaited Saleen Bronco is now on track for a 2022 release!

Speaking of the Saleen Bronco, we have seen extremely strong interest from potential customers for this upcoming vehicle! As we continue development on this vehicle and ready it for the marketplace, our goal is simple; create a multi-purpose vehicle that is exclusive, best in class, and most importantly one that carries the Saleen DNA.

In addition to the Bronco we will restart certification on our Saleen S1, and move into the world of electric supercars with our all new S5. As you can imagine, developing world class vehicles is an expensive endeavor and that is where you can play a vital part. To expedite this expansion we are raising capital. As a Saleen enthusiast, I want you to be on the VIP list and become part of our company as we move into our next and exciting chapter.

Our public offering will be opening very shortly and the response already has been tremendous!

You can sign up at invest.saleen.com. There is no obligation to invest by signing up- I just want to make sure you are on the ground floor when the public offering goes live. Please note that the SEC is finalizing our offering and we are not accepting funds at this time. Signing up now ensures that you will be the very first to know when we are ready to go.

I look forward to you joining the company!





Steve Saleen

Founder | CEO

Saleen Automotive

Sign up for first access

Read our preliminary offering circular

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED,
AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.
AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT MAY BE FOUND HERE.